Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

Registration Statement under the Securities Act of 1933

(Form Type)

Relmada Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit (2)	Maximum Aggregate Offering Price	Fee Rate (3)	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward

	Newly Registered Securities
	Equity	Common Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Equity	Preferred Stock, $0.001 par value per share(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Equity	Depositary Shares(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Subscription Rights (1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Warrants(1) (4)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Purchase Contracts(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
	Other	Units(1)	Rule 456(b) and 457(r)	(1)	(2)	(2)	(3)	(3)
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(o) and Rule 457(r)	(1)	(2)	$100,000,000	$92.70 per $1,000,000	$9,270
Fees Previously Paid		-	-	-	-	-	-	-

	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)(5)	(2)	(2)	-	-
	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)(5)	(2)	(2)
	Equity	Depositary Shares	415(a)(6)	(1)(5)	(2)	(2)
	Other	Subscription Rights	415(a)(6)	(1)(5)	(2)	(2)
	Other	Warrants (4)	415(a)(6)	(1)(5)	(2)	(2)
	Other	Purchase Contracts	415(a)(6)	(1)(5)	(2)	(2)
	Other	Units	415(a)(6)	(1)(5)	(2)	(2)
						$ 77,500,000			S-3	333-245054	August 12, 2020	$7,184

	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)(6)	(2)	(2)
	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)(6)	(2)	(2)
	Equity	Depositary Shares	415(a)(6)	(1)(6)	(2)	(2)
	Other	Subscription Rights	415(a)(6)	(1)(6)	(2)	(2)
	Other	Warrants (4)	415(a)(6)	(1)(6)	(2)	(2)
	Other	Purchase Contracts	415(a)(6)	(1)(6)	(2)	(2)
	Other	Units	415(a)(6)	(1)(6)	(2)	(2)
						$ 9,999,980			S-3	333-234262	October 18, 2019	$927
												$8,111

		Total Offering Amounts				$187,499,980		-$9,270
		Total Fees Previously Paid						$8,111
		Total Fee Offsets						-
		Net Fee Due						$1,159

(1)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3)	In accordance with Rule 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees other than the registration fee due in connection with $100,000,000 of shares of common stock that may be issued and sold from time to time under the open market sales agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.
(4)	The warrants covered by this registration statement may be warrants for common stock, preferred stock, depositary shares or securities of third parties or other securities or rights.
(5)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $77,500,000 of unsold securities (the “Unsold Securities”) that had previously been registered under the Registrant’s registration statement on Form S-3 (File No. 333-245054) initially filed on August 12, 2020, and effective on August 21, 2020 (the “Prior Registration Statement”) and paid a filing fee of $32,450 for an aggregate of $250,000,000 of securities that could have been issued under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the aggregate filing fees of approximately $7,184 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement.
(6)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $9,999,980 of unsold securities (the “Unsold Securities”) that had previously been registered under the Registrant’s registration statement on Form S-3 No. 333-234262 initially filed on October 18, 2019, and effective on October 31, 2019 (“Prior Registration Statement”) and paid a filing fee of $25,960 for an aggregate of $200,000,000 of securities that could have been issued under the Prior Registration Statement. Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statements, and the aggregate filing fees of approximately $$927previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. A filing fee of $9,270 with respect to the remaining $100,000,000 of securities registered hereunder is being paid herewith. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statements will be deemed terminated as of the date of effectiveness of this registration statement.